       As filed with the Securities and Exchange Commission on October 21,
                           2002 Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                  -------------

                              MEDIX RESOURCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                   Colorado                                     84-1123311
        (State or Other Jurisdiction of                      (I.R.S. Employer
        Incorporation or Organization)                    Identification Number)

                              The Graybar Building
                         420 Lexington Ave., Suite 1830
                            New York, New York 10170
                                 (212) 697-2509
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                              Lyle B. Stewart, Esq.
                              Lyle B. Stewart, P.C.
                              3751 S. Quebec Street
                                Denver, CO 80237
                                 (303) 267-0920
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

     Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

     If the only  securities  being  registered  on this Form are being  offered pursuant  to a  dividend  or  interest  reinvestment  plans,  please  check  the following box:

     If any of the securities being registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the  Securities  Act  registration  statement  number of the  earlier  effective registration statement for the same offering:

If this Form is a  post-effective  amendment filed pursuant to Rule 462(c) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration  statement number of the earlier effective  registration  statement for the same offering:

If delivery  of the  prospectus  is  expected  to be made  pursuant to Rule 434, please check the following box:

                         CALCULATION OF REGISTRATION FEE

Title of
Securities                       Proposed Maximum   Proposed Maximum
to be             Amount to be   Offering Price     Aggregate            Amount of
Registered        Registered     Per Share(1)       Offering Price(1) Registration Fee
---------------------------------------------------------------------------------------

Common stock,     19,158,753      $0.50             $9,579,377          $882
par value,        shares
$.001 per share
---------------------------------------------------------------------------------------

(1)  The offering price is being estimated solely for the purpose of calculating the  registration  fee. In accordance with Rule 457(c),  the price shown is based upon the closing  price of Medix's  Common Stock on October 15, 2002, as reported on The American Stock Exchange.

The  Registrant  hereby  amends this  Registration  Statement  on such date or dates as may be necessary  to delay its  effective  date until the  Registrant
shall  file  a  further   amendment  which   specifically   states  that  this
Registration  Statement shall  thereafter  become effective in accordance with
Section  8(a)  of the  Securities  Act of  1933  or  until  this  Registration
Statement  shall  become  effective  on such  date as the  Commission,  acting pursuant to said Section 8(a), may determine.

                              SUBJECT TO COMPLETION

                             DATED OCTOBER 21, 2002

PROSPECTUS

                              MEDIX RESOURCES, INC.

                        19,158,753 Shares of Common Stock

     The shareholders of Medix Resources,  Inc. named herein will have the right to offer and sell up to an  aggregate of  19,158,753  shares of our common stock under this Prospectus.

     Medix will not receive  directly any of the proceeds from the sale of these shares by the selling shareholders.  However, Medix will receive the proceeds of the  exercise of warrants to purchase  some of the shares to be sold  hereunder.
See "Use of  Proceeds."  Medix will pay the  expenses of  registration  of these shares.

    The  common  stock is  traded on the  American  Stock  Exchange  under the symbol "MXR".  On October 15, 2002,  the closing price of the common stock was reported as $0.50.

   The  securities  offered  hereby  involve a high degree of risk.  See "Risk
Factors"  beginning on page 3 for certain  risks that should be  considered by prospective purchasers of the securities offered hereby.

    Neither the  Securities and Exchange  Commission nor any state  securities commission  has approved or  disapproved  of the  securities  or determined if this prospectus is truthful or complete.  Any  representation  to the contrary is a criminal offense.

                 The date of this Prospectus is _______, 2002

         No dealer,  salesman or other person has been  authorized to give any information or to make any  representation not contained in or incorporated by reference  in this  Prospectus  and,  if given or made,  such  information  or representation  must not be relied upon as having been  authorized  by us, the
selling   shareholders   or  any  other  person.   This  Prospectus  does  not
constitute  an offer to sell or a  solicitation  of an offer to buy any of the securities  offered  hereby in any  jurisdiction  to any  person to whom it is unlawful to make such an offer in such  jurisdiction.  Neither the delivery of this Prospectus nor any sale made hereunder  shall,  under any  circumstances, create any implication  that the information  herein is correct as of any time subsequent  to the date hereof or that there has been no change in our affairs since such date.

                              ------------------
                              TABLE OF CONTENTS
                              ------------------

SUMMARY

RISK  FACTORS

FORWARD-LOOKING STATEMENTS

THE COMPANY

USE OF PROCEEDS

SELLING SHAREHOLDERS

DESCRIPTION OF SECURITIES

PLAN OF DISTRIBUTION

INDEMNIFICATION OF OFFICERS AND DIRECTORS

AVAILABLE INFORMATION

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

LEGAL MATTERS

EXPERTS

                                   SUMMARY

     This Prospectus  covers the offering and sale of up to 19,158,753 shares of our common stock to the public by certain selling  shareholders listed under the heading "Selling  Shareholders"  further back in this Prospectus.  As of October
15,  2002,  we had  68,935,315  shares  of our  common  stock  outstanding,  and approximately  29,807,312  shares were issuable upon the exercise of outstanding options,  warrants or other rights, and the conversion of outstanding  preferred stock.

     We develop,  distribute and deploy connectivity products for Internet-based communications and information management by medical service providers.  We have nominal  revenue from current  operations  and are funding the  development  and deployment  of our  products  through  the  sales  of our  securities.  See "The
Company-Recent Developments" and "Risk Factors."

     Because  of our  continuing  losses,  and the lack of a  certain  source of capital  to fund our  development  of  connectivity  products,  our  independent accountants  included a "going  concern"  exception in their audit report on our audited  financial  statements for the year 2001. The "going concern"  exception signifies  that  significant  questions  exist  about our ability to continue in business. See "Risk Factors."

     At a Board of Directors  meeting held on September  24, 2002,  our previous
President  and CEO  stepped  down and was  replaced  by Mr.  Darryl R.  Cohen as
President and CEO. See "The Company-Recent Developments."

     Our principal  executive office is located at 420 Lexington  Avenue,  Suite
1830, New York, NY 10170, and its telephone number is (212) 697-2509.

                                  RISK FACTORS

     An investment in our common stock:
     o    has a high degree of risk;
     o    is highly speculative;
     o    should only be  considered by those persons or entities who can afford to lose their entire investment.

     In addition to the other  information  contained  in this  Prospectus,  the following risk factors should be carefully considered in evaluating our business and an investment in our shares.  The order in which the following  risk factors are presented does not indicate the relative magnitude of the risks described.

     Our  continuing   losses   endanger  our  viability  and  have  caused  our
accountants  to  issue  a  "going  concern"  exception  in  their  annual  audit report.

     We reported net losses of ($10,636,000),  ($5,415,000) and ($4,847,000) for the years ended December 31, 2001, 2000 and 1999,  respectively,  and a net loss of  ($2,986,000)  for the six months  ending June 30, 2002. At June 30, 2002, we had an accumulated  deficit of  ($37,045,000)  and a negative working capital of
($1,361,000). Our Cymedix(R)products are in the development and early deployment stage and have not generated any significant revenue to date. We are funding our operations through the sale of our securities.  Our independent accountants have included a "going concern"  exception in their audit reports on our audited 2000 and 2001  financial  statements.  See our Form 10-K, as amended,  for the fiscal year ended December 31, 2001.

     Our need for  additional  financing is acute and failure to obtain it could lead to the financial failure of our company.

     We expect to continue to experience  losses,  in the near term,  until such time as our  Cymedix(R)products can be successfully deployed with physicians and produce  revenue.  The continuing  development,  marketing and deployment of the
Cymedix connectivity  products will depend upon our ability to obtain additional financing.  Our  Cymedix(R)products  are in the development and early deployment stage and have not generated any significant revenue to date. We are funding our operations  through the sale of our  securities.  There can be no assurance that additional  investments  or  financings  will be  available  to us as  needed to support the development and deployment of Cymedix(R)products.  Failure to obtain such capital on a timely basis could result in lost business opportunities,  the sale of the Cymedix business at a distressed  price or the financial  failure of our company. See "The Company-Recent Developments."

     Medix has frequent  cash flow problems that often cause us to be delinquent in making payments to our vendors and other creditors, which may cause damage to our  business  relationships  and cause us to incur  additional  expenses in the payment of late charges and penalties.

     During 2001, from time to time, its lack of cash flow caused Medix to delay payment of its obligations as they came due in the ordinary of its business.  In some cases,  Medix was delinquent in making payments by the legally required due dates. At its four office  locations,  Medix had 48 monthly  payments due in the aggregate during 2001. 31 of those payments were late. 23 of those payments were paid within 30 days of their due date,  and 8 of those  payments were between 31 and 60 days late. All payments plus any required  penalties were ultimately paid in full during  2001.  Medix had 33 Federal  withholding  and other  payment due dates. Of those, 17 due dates were missed.  The resulting  delinquencies  ranged from 1 to 58 days,  before  the  required  payments  were  made.  Medix pays the resulting penalties as they are billed. Medix had state withholding  obligations in five states,  Colorado,  California,  Georgia, New Jersey and New York. Medix
was late in making 45 of 97  withholding  payments  in those  five  states.  The length of these  delinquencies  ranged  from 3 to 60 days,  before the  required payments were made. Medix pays the resulting penalties as they are billed. Medix was late in making its deposits of its employees' 401(k)  contributions 21 of 26 times during 2001. The length of these delinquencies  ranged from 10 to 60 days.
All of the above late  payments  were made before the end of 2001.  During 2002, the  Company  continues  to be  delinquent  from  time to time  in  meeting  its obligations as they become due.

     We are a development  stage company,  which means our products and services have not yet proved themselves  commercially  viable and therefore our future is uncertain.

     o    We develop products for Internet-based  communications and information management  for medical  service  providers,  through our wholly owned subsidiary, Cymedix Lynx Corporation. Our Cymedix(R)products are still in the development and early  deployment  stage and have not generated any significant revenue to date. We are funding our operations through the  sale of our  securities.  Our  ability  to  continue  to sell our securities can not be assured.

     o    We are  still  in the  process  of  gaining  experience  in  marketing
          physician   connectivity   products,   providing   support   services,
          evaluating  demand for products,  financing a technology  business and dealing with government  regulation of health  information  technology products.  While  we  are  putting  together  a  team  of  experienced executives,  they have come from different backgrounds and may require some time to develop an efficient  operating  structure  and corporate culture for our company. See "The Company-Recent Developments."

     We rely on healthcare professionals for the quality of the information that is transmitted through our interconnectivity systems, and we may not be paid for our  services  by  third-party  payors  if that  quality  does not meet  certain standards.

     The  success of our  products  and  services in  generating  revenue may be subject to the quality and completeness of the data that is generated and stored by  the  physician  or  other  healthcare  professional  and  entered  into  our interconnectivity  systems,  including  the  failure  to  input  appropriate  or accurate information. Failure or unwillingness by the healthcare professional to accommodate the required information quality may result in the payor refusing to pay Medix for its services.

     Our market,  healthcare services,  is rapidly changing and the introduction of Internet  connectivity  services and products into that market has been slow, which may cause us to be unable to develop a profitable  market for our services and products.

     o    As a  developer  of  connectivity  technology  products,  we  will  be required to anticipate  and adapt to evolving  industry  standards and new  technological  developments.  The  market  for  our  products  is characterized  by continued and rapid  technological  advances in both hardware and software development,  requiring ongoing expenditures for research and development,  and timely introduction of new products and enhancements to existing  products.  The establishment of standards is largely a function of user acceptance.  Therefore,  such standards are subject to change.  Our future  success,  if any,  will depend in part upon our ability to enhance existing products,  to respond effectively to technology changes,  and to introduce new products and technologies that are  functional  and meet the  evolving  needs of our clients and users in the healthcare information systems market.

     o    The introduction of physician  connectivity products in our market has been slow due, in part, to the large number of small practitioners who are resistant to change and the implicit costs associated with change, particularly  in a period of rising  pressure  to reduce  costs in the market. In addition,  the integration of processes and procedures with several  payors and  management  intermediaries  in a market  area has taken more time than  anticipated.  The resulting  delays  continue to prevent the receipt of  significant  transaction  fees and cause us to continue to raise money by the sale of our  securities  to finance our operations.

     o    Our early-stage  market  approach  concentrated  product  distribution efforts in a single  market  (Atlanta,  GA),  thereby  amplifying  the effect of localized  market  restrictions  on Company  prospects,  and delaying large-scale  distribution of our products.  While the Company intends to mitigate these local factors with an aggressive strategy to develop alternate distribution channels in multiple markets, there can be no assurance of near term success.

     o    We  are   currently   devoting   significant   resources   toward  the
          development,  distribution  and deployment of our  Cymedix(R)products.
          There  can be no  assurance  that we will  successfully  complete  the development  of these products in a timely fashion or that our current
          or  future   products  will  satisfy  the  needs  of  the   healthcare
          information  systems market.  Further,  there can be no assurance that products or technologies developed by others will not adversely affect our  competitive  position  or render  our  products  or  technologies noncompetitive or obsolete.

     As a provider of medical connectivity  products and services, we may become liable for product liability claims that could have a materially  adverse impact on our financial condition.

     Certain of our products provide applications that relate to patient medical histories and treatment plans. Any failure by our products to provide  accurate, secure and timely  information  could result in product liability claims against us by  our  clients  or  their  affiliates  or  patients.  We do  not  yet  have significant  transactions  over  our  network,  so that the  risks of a  product liability claim are low.  However,  we are seeking product  liability  coverage, which may be prohibitive in cost. There can be no assurance that we will be able to obtain such  coverage at an acceptable  cost or that our  insurance  coverage would  adequately  cover any claim asserted against us. Such a claim could be in excess  of the  limits  imposed  by any  policy  we might be able to  obtain.  A successful claim brought against us in excess of any insurance coverage we might have  could  have a  material  adverse  effect  on our  results  of  operations, financial  condition or business.  Even unsuccessful  claims could result in the expenditure of funds in litigation,  as well as diversion of management time and resources.

   Our  industry,   healthcare,   continually  experiences  rapid  change  and
uncertainty  that  could  result  in  issues  for  our  business  planning  or operations that could severely impact on our ability to become profitable.

     The healthcare and medical  services  industry in the United States is in a period  of  rapid  change  and  uncertainty.  Governmental  programs  have  been proposed,  and some adopted, from time to time, to reform various aspects of the
U.S.  healthcare  delivery system.  Some of these programs contain  proposals to increase  government  involvement in healthcare,  lower  reimbursement rates and
otherwise  change  the  operating   environment  for  our  physician  users  and
customers. Particularly, the Health Insurance Portability and Accountability Act
of 1996, and the regulations that are being promulgated thereunder,  are causing the healthcare  industry to change its procedures and incur  substantial cost in doing so. Although we expect these  regulations to have the beneficial effect of spurring  adoption of our software products we cannot predict with any certainty what  impact,  if any,  these and future  healthcare  reforms  might have on our business.

     We rely on  intellectual  property  rights,  such as  patents,  copyrights, trademarks and unprotected  propriety  technology in our business operations and to  create  value in our  company,  however,  protecting  intellectual  property frequently  requires  litigation  and close legal  monitoring  and may adversely impact our ability to become profitable.

     o    Our  wholly  owned  subsidiary,  Cymedix  Lynx  Corporation,  has been granted certain patent rights,  trademarks and copyrights  relating to its software business. These patents and copyrights have been assigned by our subsidiary to the parent company,  Medix. The patent rights and intellectual property legal issues for software programs,  such as the
          Cymedix(R)products,  are complex and currently evolving.  Since patent applications  are  secret  until  patents  are  issued,  in the United
          States,  or published,  in other countries,  we cannot be sure that we are the first to file any patent application.  In addition,  there can be no  assurance  that  competitors,  many of which  have far  greater resources  than we do, will not apply for and obtain patents that will interfere  with our ability to develop or market product ideas that we have originated. Further, the laws of certain foreign countries do not provide the  protection to  intellectual  property that is provided in the United  States,  and may limit our ability to market our  products overseas.  While we have no prospects  for  marketing or operations in foreign  countries at this time,  future  opportunities  for growth in foreign markets,  for that reason, may be limited.  We cannot give any assurance  that the scope of the rights that we have been  granted are
          broad   enough   to  fully   protect   our   Cymedix(R)software   from
          infringement.

     o    Litigation or regulatory  proceedings  may be necessary to protect our intellectual  property  rights,  such as the scope of our  patent.  In fact, the information  technology and healthcare industries in general are  characterized  by  substantial  litigation.  Such  litigation and regulatory  proceedings  are very expensive and could be a significant drain on our resources and divert resources from product  development.
          There is no  assurance  that we will have the  financial  resources to
          defend  our  patent  rights  or  other   intellectual   property  from
          infringement or claims of invalidity.  A party has notified us that it believes our  pharmacy  product may infringe on patents that it holds.
          We  have   retained   patent   counsel  who  has  made  a  preliminary
          investigation and determined that our product does not infringe on the identified patents. At this time no legal action has been instituted.

     o    We also rely upon unprotected  proprietary technology and no assurance can be given that others will not independently  develop substantially equivalent  proprietary  information  and techniques or otherwise gain access  to or  disclose  our  proprietary  technology  or  that we can
          meaningfully  protect  our  rights  in  such  unpatented   proprietary
          technology.  We will use our best efforts to protect such  information and techniques,  however,  no assurance can be given that such efforts will be successful.  The failure to protect our intellectual  property could cause us to lose  substantial  revenues and to fail to reach its financial potential over the long term.

     Because our business is highly  competitive and there are many  competitors who are financially  stronger than we are, we are at risk of being  outperformed in staffing,  marketing,  product development and customer services, which could severely limit our ability to become profitable.

     o    eHealth   Services.   Competition  can  be  expected  to  emerge  from
          established  healthcare  information  vendors and  established  or new
          Internet  related vendors.  The most likely  competitors are companies with a focus on clinical  information  systems and enterprises with an
          Internet   commerce  or  electronic   network  focus.  Many  of  these
          competitors  will have  access to  substantially  greater  amounts  of capital  resources  than we have  access  to,  for  the  financing  of technical,  manufacturing  and marketing  efforts.  Frequently,  these competitors  will have  affiliations  with  major  medical  product or software  development  companies,  who may assist in the  financing of such competitor's product  development.  We will seek to raise capital to develop Cymedix  products in a timely manner,  however,  so long as our operations remain  under-funded,  as they now are, we will be at a competitive disadvantage.

     o    Personnel. The success of the development, distribution and deployment of our  Cymedix(R)products is dependent to a significant degree on our key  management and technical  personnel.  We believe that our success will also  depend upon our  ability to  attract,  motivate  and retain
          highly  skilled,   managerial,  sales  and  marketing,  and  technical
          personnel,  including  software  programmers  and  systems  architects skilled in the  computer  languages in which our  Cymedix(R)  products
          operate.   Competition   for  such   personnel  in  the  software  and
          information services industries is intense. The loss of key personnel, or the inability to hire or retain qualified  personnel,  could have a material  adverse  effect  on our  results  of  operations,  financial condition or business.

     We have  relied on the private  placement  exemption  to raise  substantial amounts of capital,  and could suffer  substantial  losses if that exemption was determined not to have been properly relied upon.

     We have raised  substantial  amounts of capital in private  placements from time to  time.  The  securities  offered  in such  private  placements  were not registered  with the SEC or any state agency in reliance  upon  exemptions  from such registration  requirements.  Such exemptions are highly technical in nature and if we  inadvertently  failed to comply with the  requirements of any of such exemptive  provisions,  investors would have the right to rescind their purchase of our  securities  or  sue  for  damages.  If one or  more  investors  were  to successfully  seek such  rescission  or  institute  such suit,  Medix could face severe financial  demands that could material and adversely affect our financial position.

     The impact of shares of our common stock that may become available for sale in the future may result in the market price of our stock being depressed.

     As  of  October  15,  2002,  we  had  69,935,315  shares  of  common  stock outstanding. As of that date, approximately 29,807,312 shares were issuable upon the  exercise  of  outstanding  options,  warrants  or  other  rights,  and  the conversion of preferred stock. Most of these shares will be immediately saleable upon exercise or conversion under registration statements we have filed with the
SEC. The exercise prices of options,  warrants or other rights to acquire common stock  presently  outstanding  range  from  $0.19 per share to $4.97 per  share.
During the respective  terms of the  outstanding  options,  warrants,  preferred stock and other  outstanding  derivative  securities,  the holders are given the opportunity  to profit from a rise in the market price of the common stock,  and the exercise of any options,  warrants or other rights may dilute the book value per share of the  common  stock and put  downward  pressure  on the price of the
common  stock.  The  existence  of  the  options,   conversion  rights,  or  any
outstanding  warrants  may  adversely  affect  the terms on which we may  obtain additional equity financing. Moreover, the holders of such securities are likely to  exercise  their  rights  to  acquire  common  stock at a time  when we would otherwise  be able to obtain  capital  on terms  more  favorable  than  could be obtained  through the exercise or  conversion of such  securities.  See also the impact  of our  equity  line of  credit  financing  discussed  in the  following paragraphs.

     Because of dilution to our common stock  outstanding  from the below market pricing features of financings that are available to us, the market price of our stock may be depressed.

     Financings  that may be available to us under  current  market  conditions,
frequently   involve  below  market  current  sales,  as  well  as  warrants  or convertible debt that require exercise or conversion  prices that are calculated in the future at a discount to the then market  price of our common  stock.  Any agreement to sell, or convert debt or equity  securities into, common stock at a future date and at a price based on the then  current  market price will provide an incentive to the investor or third  parties to sell the common stock short to decrease  the price and  increase  the  number of shares  they may  receive in a future purchase,  whether directly from us or in the market. The issuance of the common  stock in  connection  with such  exercise  or  conversion  may result in substantial dilution to the common stock holdings of other holders of our common stock.

     Because of market  volatility  in our stock price,  investors may find that they have a loss position if emergency sales become necessary.

     Historically,   our  common  stock  has   experienced   significant   price
fluctuations. One or more of the following factors influence these fluctuation:

     o    unfavorable announcements or press releases relating to the technology sector;
     o    regulatory, legislative or other developments affecting our company or the health care industry generally;
     o    conversion of our  preferred  stock and  convertible  debt into common stock at conversion  rates based on current  market prices or below of our common stock and exercise of options and warrants at below current market prices;
     o    sales by those  financing our company through an equity line of credit or convertible  securities which have been registered with the SEC and may be sold into the public market immediately upon receipt; and
     o    market conditions specific to technology and internet  companies,  the health care industry and general market conditions.

     In addition,  in recent years the stock market has experienced  significant price and volume fluctuations.  These fluctuations, which are often unrelated to the operating  performance of specific companies,  have had a substantial effect on the market price for many health care related technology  companies.  Factors such as those cited above, as well as other factors that may be unrelated to our operating performance may adversely affect the price of our common stock.

     The  application of the "penny stock" rules to our common stock may depress the market for our stock.

     Trading of our common  stock may be subject to the penny  stock rules under the Securities  Exchange Act of 1934, as amended,  unless an exemption from such rules is available.  Broker-dealers  making a market in our common stock will be required to provide disclosure to their customers regarding the risks associated with our common stock,  the suitability for the customer of an investment in our common stock,  the duties of the  broker-dealer  to the customer and information regarding  bid  and ask  prices  for  our  common  stock,  and  the  amount  and description of any  compensation the  broker-dealer  would receive in connection with a  transaction  in our common  stock.  The  application  of these rules may result in fewer  market  makers  making a market of our common stock and further restrict the liquidity of our common stock.

     We do not  anticipate  paying any cash dividends on our common stock in the foreseeable future.

     We have not had earnings, but if earnings were available, it is our general policy to retain any earnings  for use in our  operation.  Therefore,  we do not anticipate  paying any cash  dividends  on our common  stock in the  foreseeable future.  Any payment of cash dividends on our common stock in the future will be dependent  upon our  financial  condition,  results of  operations,  current and anticipated  cash  requirements,  plans for expansion,  as well as other factors that the Board of  Directors  deems  relevant.  We  anticipate  that our  future financing agreements will prohibit the payment of common stock dividends without the prior written consent of those providers.

                           FORWARD-LOOKING STATEMENTS

     This  Prospectus  and the  documents  incorporated  by reference  into this
Prospectus contain  forward-looking  statements,  which mean that they relate to events or transactions that have not yet occurred, our expectations or estimates for Medix's future operations,  our growth strategies or business plans or other facts that have not yet occurred.  Such  statements can be identified by the use
of  forward-looking   terminology  such  as  "might,"  "may,"  "will,"  "could,"
"expect,"  "anticipate,"  "estimate,"  "likely," "believe," or "continue" or the negative  thereof or other  variations  thereon or comparable  terminology.  The following risk factors contain  discussions of important  factors that should be
considered   by   prospective   investors   for   their   potential   impact  on
forward-looking  statements  included in this  Prospectus  and in the  documents incorporated by reference into this Prospectus.  These important factors,  among others,  may cause actual  results to differ  materially  and adversely from the results expressed or implied by the forward-looking statements.

                                   THE COMPANY

General

     In 2002, we introduced our next  generation of  proprietary,  point-of-care products,  Cymedix(R)III.  Our improved suite of connectivity  products is based upon a robust and device-neutral architecture that leverages proven workstation, handheld  and  wireless  technologies  and is being  installed  and  tested  for
Pharmacy,  Laboratory and PlanConnect services. The marketing and development of our  Cymedix(R)suite  of  products  is our sole  business  at this  time,  and a substantial  portion of our net operating  loss is due to such  efforts.  We are funding such expenses as well as our administrative expenses through the sale of our securities. We have no significant long-term debt financing available to us.

     We acquired the Cymedix business in January of 1998.  Cymedix has developed
Internet-based  communications and information management product, which we have begun marketing to medical professionals in selected regional markets. Growth of the medical  information  management  marketplace is being driven by the need to
share  significant   amounts  of  clinical  and  patient   information   between
physicians, their outpatient service providers,  hospitals,  insurance companies and  managed  care  organizations.  This  market  is one of the  fastest-growing sectors in  healthcare  today,  commanding  two-thirds  of projected  healthcare capital  investments.  The Cymedix(R)  connectivity  products  contain  patented elements that can be used to develop secure medical communications products that make use of the Internet.  Using the Cymedix(R)tools,  medical professionals can order,  prescribe and access medical  information from  participating  insurance companies  and managed  care  organizations,  as well as from any  participating outpatient  service  provider,  such as a laboratory  or pharmacy.  Currently we provide our products to physician  users at no charge,  and collect  transaction fees from sponsoring  payors whenever our products are used to provide services.
From time to time,  we will pay  honorariums  or  provide  other  incentives  to selected  physicians to engage their  expertise as members of  Company-sponsored advisory panels,  provide in-depth product feedback and establish "model office"
operations in selected areas.

     The products' relational database technologies provide user physicians with a  permanent,  ongoing  record of each  patient's  name,  address,  insurance or managed care affiliation,  referral status, medical history,  personalized notes and an audit trail of past  encounters.  Physicians  are able to  electronically check patient  eligibility,  order medical  laboratory  procedures,  receive and store test  results,  issue new and renewal  drug  prescriptions,  make  medical
referrals,   request   authorizations,   and  report   financial  and  encounter
information in a cost-effective, secure and timely manner.

     Our  principal  executive  office is located at The Graybar  Building,  420
Lexington Ave., Suite 1830 New York, NY 10170, and its telephone number is (212)
697-2509. We also have offices in California, Colorado and Georgia.

Recent Developments

     In May  2002,  we  announced  the  formal  launch  of  physician  marketing activities in the state of Georgia.  Georgia is our inaugural  regional  market, and  it  provides  an  important  initial  testing  ground  for  physician  user
distribution   and  deployment   methodologies.   The  regional   operation  has
responsibility to secure locally based health plan, pharmacy benefit manager and lab sponsor agreements to complement national account sponsor sales and optimize local market  density.  As of  September  30,  2002,  the Company has  completed demonstrations of its  Cymedix(R)connectivity  services to 44 medical practices, representing 2,000 area physicians.  These Cymedix(R)III product  demonstrations are in addition to a current installed base of 5 medical practices, representing
23 practicing physicians as of the end of September, 2002. The Company currently provides a nominal,  short-term honorarium to two of the five installation sites as compensation for their agreement to provide in-depth  usability  feedback for future product releases as well as serve as the initial "model offices."

     As noted earlier,  the detection of market  restrictions  that are local to
Georgia has led to a rethinking  and  recalibration  of physician  marketing and distribution initiatives.  Specifically, the Company will aggressively implement and test a variety  of  complementary  pathways  to  expedite  distribution  and deployment of our  technologies  to physician  communities in multiple  markets, including:  (i)  nationally-oriented  brand building; (ii) potential franchising and outsource arrangements; and (iii) licensing and co-branding opportunities.

     On October 15, 2002, we had completed private  placements of our securities for $1,490,000,  principally  raised during August and September.  In connection therewith,  we are  issuing  3,725,000  shares of common  stock and  warrants to purchase  an equal  number of shares of common  stock at the  exercise  price of
$0.50 per share.

     At a Board of Directors  meeting held on September  24, 2002,  our previous
President and CEO stepped down and was replaced by Mr.  Darryl R. Cohen,  who is fifty years old..  Mr.  Cohen was elected to the Board of  Directors  at a Board meeting  held on  October  8,  2002.  Mr.  Cohen  directly  or  indirectly  owns approximately  1 million  shares of our common  stock and  warrants  to purchase approximately  1 million  additional  shares.  An investor in private and public companies,  Mr. Cohen  frequently  works with the management of the companies in which he's  invested,  assisting  them in the areas of  marketing  strategy  and financing  efforts.  He is also co-owner of a financial  services advisory firm,
Omni Financial, providing financial restructuring services for individuals. From
1994 to 1998,  Mr.  Cohen  was  President  of DCNL  Incorporated,  formerly  the
Sterling Brush Company. DCNL was a privately held beauty supply manufacturer and distributor  he founded in 1988 and sold to Helen of Troy in 1998.  From 1986 to
1999,  during his tenure as President of DCNL,  Mr. Cohen was also  co-owner and president  of  Basics  Beauty  Supply  Stores.  He is a member  of the  board of directors of Access Marketing and consults to a major media company in the cable television market.  Cohen holds a BA in Political Science from the University of
California at Berkeley.

     At the September 24, 2002 Board meeting, the previous Chairman of the Board stepped down and Mr.  Patrick W.  Jeffries was elected  Chairman of our Board of
Directors.

     In July 2002, Loyola University Health System, a wholly owned subsidiary of
Loyola University Chicago,  announced the initial findings of a live, field test of Medix'  Cymedix(R)laboratory  technology.  Early  results  indicate  that the median  laboratory  processing  time has been  reduced  from an  average  of ten minutes per  transaction to less than one minute,  validating  expectations  for substantive,  long-range  productivity  savings.  Medix  and  Loyola  University
Medical Center (LUMC) have worked  together to create  lab-focused  connectivity tools for Loyola Medical Laboratory's outreach Clients.  Participating physician practices utilize the Cymedix(R)laboratory  technology to select and requisition laboratory tests;  provide bar-coded  identification for specimens;  orchestrate patient  specimen  packing  lists;  electronically  link  with  LUMC's  internal laboratory system; and report full and partial test results on a real-time, 24/7 basis.

     During  2001,  net cash  used in  operating  activities  was  approximately
$5,397,000.  During  the  year,  we  raised  approximately  $5,205,000  from the exercise of options and  warrants,  and the  issuance  of common  stock,  net of offering expenses, and debt. Since December 31, 2001 to August 31, 2002, we have
used  approximately   $3,061,000  in  our  operating   activities,   and  raised
approximately  $115,000  from the exercise of options and  warrants,  $2,810,000 from the issuance of common stock and warrants,  net of offering  expenses,  and
$1,140,000 in short-term debt. We had approximately $79,000 in cash as of August
31, 2002,  with a net working capital deficit of  approximately  $1,846,000.  We have  been  delinquent,  from  time  to  time,  in the  payment  of our  current obligations,  including  payments of withholding and other tax  obligations.  We continue in discussions and negotiations  with  institutional  sources regarding debt and equity  financings  to fund our  operations.  There can be no assurance that  additional  investments  or financings  will be available to us as needed.
Failure to obtain such capital on a timely  basis could result in lost  business opportunities,  the sale of the Cymedix  business at a  distressed  price or our financial failure. See "Risk Factors."

     We entered into a secured convertible loan agreement with WellPoint,  dated
February  19,  2002,  pursuant to which we borrowed  $1,000,000  from  WellPoint
Health Networks Inc. The loan was secured by the grant of a security interest in
all  Medix's  intellectual  property,   including  its  patent,  copyrights  and
trademarks.  On October 7, 2002,  the loan including all accrued  interest,  was converted into 2,405,216 shares of our common stock.  Upon the conversion of the loan, the security interest was terminated.

     We executed an Amended and  Restated  Common  Stock  Purchase  Warrant with
WellPoint  Pharmacy  Management,  dated  February 18, 2002, to  restructure  our obligations to issue warrants to WellPoint. Under that Warrant, we are obligated to issue up to 7,000,000  shares of our common stock at exercise prices of $0.30 per share for  3,000,000,  $0.50 per share for  3,000,000  shares  and $1.75 per share for 1,000,000 shares, if various performance related vesting  requirements are satisfied by WellPoint.  Currently, WellPoint has satisfied certain of these requirements  giving  WellPoint  the right to purchase  1,850,000  shares of our common  stock at $0.30 per  share  have been  earned by  WellPoint.  WellPoint's rights to purchase our shares under the Warrant expire on September 8, 2004. The
Warrant  grants  to  WellPoint  certain  registration  rights to  require  us to register  with the SEC the shares  issued to WellPoint for resale to the public.
In the Warrant,  WellPoint  has agreed to restrict  sales to the public of these shares  during the first year after they have been issued to 200,000  shares per month  and  100,000  shares  in any five  trading  days.  The  Warrant  contains anti-dilution  provisions  providing  that  the  number  of  shares  that may be
purchased   by   WellPoint   under  the   Warrant  my  be  adjusted  in  certain
circumstances. See "Risk Factors."

                                 USE OF PROCEEDS

     The selling  shareholders  will receive the net  proceeds  from the sale of shares.  Medix will not receive any of the proceeds  from any sale of the shares by the selling shareholders.  However,  Medix will receive the proceeds from the exercise  of  warrants  to  purchase  the  shares to be sold  hereunder.  If all
warrants  covered  hereby  are  exercised,   Medix  would  receive  proceeds  of
$6,182,121. Any such proceeds will be used as working capital.

                             SELLING SHAREHOLDERS

     The table below sets forth information as of October 15, 2002, with respect to the selling shareholders, including names, holdings of shares of common stock prior to the offering of the shares, the number of shares being offered for each account,  and the number and percentage of shares of common stock to be owned by the selling shareholders  immediately following the sale of the shares, assuming all of the offered shares are sold.

                                Shares of
                                 Common                      Shares of Common
                                 Stock        Shares of        Stock to be
                              Beneficially     Common       Beneficially Owned
                                 Owned         Stock        After the Offering
                               Before the      Being       ---------------------
  Name                          Offering      Offered       Number    Percentage
  --------------------------  ------------  ----------     --------    ----------
  Acquisitions Corp.                25,000      25,000           0         0%
  American Capital                  71,402      71,402           0         0%
  Consultants, Ltd.
  Barron, William E.               125,000     125,000           0         0%
  Benscoter, Richard and Elva      125,000     125,000           0         0%
  Berrey, Dan and Fran             695,000     695,000           0         0%
  Black Hills Investment Corp.     250,000     250,000           0         0%
  Blomstrom, John & Virginia        35,000      35,000           0         0%
  Blue Water Trading               200,000     200,000           0         0%
  Bowman, Paul                     250,000     250,000           0         0%
  Brown, Andrew                    548,000     168,000     380,000         *
  Brown, Lisa and Michael F.       250,000     250,000           0         0%
  Brown, Michael S.                775,000     775,000           0         0%
  Buelow, Fred                      25,000      25,000           0         0%
  California Lawyers Group         375,000     375,000           0         0%
  Profit Sharing Plan
  Caylor, Carl                      25,000      25,000           0         0%
  Christensen, Don                  50,000      50,000           0         0%
  Clark, Nelson and Beverly        125,000     125,000           0         0%
  Cohen, Darryl                  2,030,370     950,000   1,080,370       1.5%
  Columbus, Charles                250,000     250,000           0         0%
  Colwell, John                     12,950      12,950           0         0%
  Deines, Maurice                  500,000     500,000           0         0%
  Duda,  James R. and Diane M.     375,000     375,000           0         0%
  Dunne, James & Jack Noyes        125,000     125,000           0         0%
  E. A. Finance Limited            250,000     250,000           0         0%
  Ellacott, Brian                  400,000      50,000     350,000         *
  External Affairs, L.L.C.         280,000     280,000           0         0%
  Fritz & Miller, P.C.              15,035       5,467       9,568         *
  Galinski, Joseph                 250,000     250,000           0         0%
  Geffre, Irvin and Marjorie       125,000     125,000           0         0%
  Grebin, Michael J.               125,000     125,000           0         0%
  Havens, Samuel H.                292,500      50,000     242,500         *
  Hyman, Rachael and Louis         355,000     100,000     255,000         *
  Iasso, Elvira                    125,000     125,000           0         0%
  Jeffries, Patrick                730,000     375,000     355,000         *
  Katz, Marc                       125,000     125,000           0         0%
  Keller, Norman                   100,000     100,000           0         0%
  Krug, William R. and Vicki L.    125,000     125,000           0         0%
  Lane, John T. and Elizabeth W.   705,000     125,000     580,000         *
  Legend Merchant Group, Inc.       22,500      22,500           0         0%
  Louie, Van A.                    125,000     125,000           0         0%
  Lousberg, Dean K.                125,000     125,000           0         0%
  Madion, Rex                       50,000      50,000           0         0%
  Manley, William & Erin            50,000      50,000           0         0%
  Meade, Thomas                    125,000     125,000           0         0%
  Mercer, Robert T.                250,000     250,000           0         0%
  Minicucci, Patricia              737,500     100,000     637,500       1.0%
  Mueller & Company Inc.            35,000      35,000           0         0%
  Naccarelli, Giovanni             125,000     125,000           0         0%
  Nordgen, Bradley                  30,000      30,000           0         0%
  Palermo, Dina                    100,000     100,000           0         0%
  Palmersheim, James R.             50,000      50,000           0         0%
  Paul, James S. Jr.               125,000     125,000           0         0%
  Pederson, Jeff                   125,000     125,000           0         0%
  Piazza, Scott                    900,000     900,000           0         0%
  Platinum Partners, LP          1,000,000   1,000,000           0         0%
  PMC Funding Group, Inc.          125,000     125,000           0         0%
  Prufeta, John R.               2,453,000     250,000   2,203,000       3.4%
  Trust F/B/O Puttick              500,000     500,000           0         0%
  Raines, Jeffrey                  500,000     500,000           0         0%
  Rajani, Guli R.                   30,555      11,111      19,444         *
  Rajani, Nicole S.                 30,555      11,111      19,444         *
  Rajani, Ajay G.                   30,555      11,111      19,444         *
  RateXchange Corp.                 62,000      62,000           0         0%
  Ray, John                         40,000      40,000           0         0%
  Rinefort, W. Dart                125,000     125,000           0         0%
  Rinefort, W.Dart and Dotty       125,000     125,000           0         0%
    J. 1982 Trust
  RoyCap, Inc.                   1,555,283   1,555,283           0         0%
  Saker, Wayne                     250,000     250,000           0         0%
  Scapa, Robert B.                 100,000     100,000           0         0%
  Schrader, Wayne                  175,000     175,000           0         0%
  Sears, William E.                375,000     375,000           0         0%
  Shapiro Forman Allen &            30,800      11,200      19,600         *
    Miller LLP
  Smith, Jeffrey                    71,402      71,402           0         0%
  Smith, Joseph P.                  50,000      50,000           0         0%
  Thirlweall, David                100,000     100,000           0         0%
  Visnstern, Shimson               500,000     500,000           0         0%
  WEC Asset Management, LLC        125,000     125,000           0         0%
  Weitzel, Rickie and Nancy        125,000     125,000           0         0%
  Wellpoint Health Networks Inc  4,255,216   2,405,216   1,850,000       2.9%
  Yanowitz, Gerald                 200,000     200,000           0         0%
  Zitzman, John                     25,000      25,000           0         0%
                                ----------  ----------
             Total              26,979,623  19,158,753
---------
*less than 1%

Relationship Between Medix and the Selling Shareholders

     The  selling  shareholders  have  purchased  their  shares from us, or will acquire  the  shares  of common  stock  indicated  above  upon the  exercise  of warrants, in private placements. None of the persons listed above are affiliates or controlled by  affiliates  of the Company,  except the following  officer and
Directors  who  purchased  on the same  terms as other  investors  in a  private placement:  Darryl Cohen,  John Lane,  John Prufeta,  Patrick  Jeffries,  Samuel
Havens,  Patricia  Minicucci,  Louis Hyman and Brian Ellacott.  We have separate contractual  obligations  to file this  registration  with  each of the  selling shareholders.

     Up to  50,000 of the  shares  offered  hereby  will be issued as a result a settlement  of  litigation  in Guli R.  Rajani  v.  Medix  Resources,  Inc.  The
settlement  involved  issuing  warrants to the plaintiff giving him the right to purchase  137,500  shares of our common stock at the exercise price of $0.50 per share.  Mr.  Rajani has  directed a portion of the  warrants  he received in the settlement  to his wife and son and to the  counsel who  represented  him in his litigation against us. 87,500 shares covered by Mr. Rajani's settlement warrants were registered in an earlier  registration  statement declared effective by the
SEC.

                          DESCRIPTION OF SECURITIES

     Our authorized  capital consists of 125,000,000 shares of common stock, par value $.001 per share,  and 2,500,000  shares of preferred  stock. As of October
15, 2002, we had outstanding  68,935,315 shares of common stock, 1 share of 1996
Preferred  Stock,  50 shares of 1999 Series B Preferred  Stock and 100 shares of
1999 Series C Preferred  Stock.  As of such date,  our common  stock was held of record by  approximately  460 persons and  beneficially  owned by  approximately
10,000 persons.

Common Stock

     Each  share of common  stock is  entitled  to one vote at all  meetings  of shareholders.  Shareholders  are not permitted to cumulate votes in the election of directors.  Currently,  the Board of Directors consists of six directors, who serve for staggered terms of three years, with at least two directors elected at every  annual  meeting.  All shares of common stock are equal to each other with respect to  liquidation  rights and  dividend  rights.  There are no  preemptive rights to purchase any  additional  common stock.  In the event of  liquidation, dissolution or winding up of Medix, holders of the common stock will be entitled to receive on a pro rata basis all assets of Medix remaining after  satisfaction of all  liabilities  and preferences of the  outstanding  preferred  stock.  The outstanding  shares of common stock and the shares of common stock issuable upon conversion or exercise of derivative  securities are or will be, as the case may be, duly and validly issued, fully paid and non-assessable.

Transfer Agent and Registrar

     We have retained  Computershare  Trust Company,  Inc., 350 Indiana  Street,
Suite 800, Golden, Colorado 80401, as Transfer Agent and Registrar,  for the our
common stock, at telephone number (303) 262-0600.

                             PLAN OF DISTRIBUTION

     The selling shareholders and any of their pledgees,  donees,  assignees and successors-in-interest  may, from time to time,  sell any or all of their shares of Common Stock on any stock exchange,  market or trading  facility on which the shares are traded. These sales may be at fixed or negotiated prices. The selling shareholders  may use any one or more  of the  following  methods  when  selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o    block  trades  in which the  broker-dealer  will  attempt  to sell the shares as agent but may  position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately negotiated transactions;

     o    short sales;

     o    broker-dealers  may  agree  with the  selling  shareholders  to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

     The  selling  shareholders  may also sell  shares  under Rule 144 under the
Securities Act, if available, rather than under this prospectus.

     The selling  shareholders  may also engage in short sales  against the box, puts  and  calls  and  other  transactions  in  securities  of  the  Company  or derivatives  of Company  securities and may sell or deliver shares in connection with these  trades.  The selling  shareholders  may pledge their shares to their brokers  under  the  margin  provisions  of  customer  agreements.  If a selling shareholder  defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.  The selling  shareholders have advised the Company that they have not entered into any agreements,  understandings  or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary  course  brokerage  arrangements,  nor is there an  underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

     Broker-dealers  engaged by the selling  shareholders  may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling  shareholders  (or, if any  broker-dealer  acts as agent  for the  purchaser  of  shares,  from the  purchaser)  in  amounts  to be negotiated.  The  selling  shareholders  do not  expect  these  commissions  and discounts to exceed what is customary in the types of transactions involved.

     Selling  shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters"  within the meaning of the
Securities Act in connection  with such sales.  In such event,  any  commissions received  by such  broker-dealers  or agents and any profit on the resale of the shares  purchased  by them  may be  deemed  to be  underwriting  commissions  or discounts under the Securities Act.

     The  Company  is  required  to pay all fees and  expenses  incident  to the registration  of the  shares,  including  fees and  disbursements  of counsel to certain of the selling shareholders.  Otherwise,  all discounts,  commissions or fees  incurred in connection  with the sale of the common stock  offered  hereby will be paid by the selling  shareholders.  The Company has agreed to  indemnify certain  selling  shareholders  against  certain  losses,  claims,  damages  and liabilities, including liabilities under the Securities Act.

     Upon the Company being notified by a selling  shareholder that any material arrangement  has been entered into with a  broker-dealer  for the sale of shares through a block trade,  special  offering,  exchange  distribution  or secondary distribution  or a  purchase  by a  broker  or  dealer,  a  supplement  to  this prospectus  will be  filed,  if  required,  pursuant  to Rule  424(b)  under the
Securities Act,  disclosing (i) the name of each such selling shareholder and of the participating  broker-dealer(s),  (ii) the number of shares involved,  (iii)
the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or  incorporated  by  reference  in this  prospectus,  and (vi) other  facts material to the transaction.

     In  order  to  comply  with  the  securities  laws of  certain  states,  if applicable,  the shares will be sold in such  jurisdictions,  if required,  only through  registered  or licensed  brokers or dealers.  In  addition,  in certain states the shares may not be sold  unless  the shares  have been  registered  or qualified  for  sale  in  such  state  or  an  exemption  from  registration  or qualification is available and complied with.

     The Company has advised the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales of the shares offered hereby.

                  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Article 109 of the Colorado  Business  Corporation  Act generally  provides that Medix may indemnify its directors,  officers,  employees and agents against
liabilities  in  any  action,  suit  or  proceeding  whether  civil,   criminal,
administrative or investigative and whether formal or informal (a "Proceeding"), by reason of being or having been a director,  officer,  employee,  fiduciary or agent of Medix, if such person acted in good faith and reasonably  believed that his conduct,  in his official capacity,  was in the best interests of Medix (or, with  respect  to  employee  benefit  plans,  was in the best  interests  of the participants of the plan),  and in all other cases that his conduct was at least not opposed to Medix's best interests. In the case of a criminal proceeding, the director,  officer,  employee  or agent  must  have had no  reasonable  cause to believe  that his  conduct  was  unlawful.  Under  Colorado  Law,  Medix may not indemnify a director, officer, employee or agent in connection with a proceeding by or in the right of Medix if the director is adjudged liable to Medix, or in a proceeding in which the directors,  officer employee or agent is adjudged liable for an improper personal benefit.

     Our  Articles  of  Incorporation   provide  that  we  shall  indemnify  its
directors,  and  officers,  employees and agents to the extent and in the manner permitted by the  provisions  of the laws of the State of  Colorado,  as amended from time to time,  subject to any  permissible  expansion or limitation of such indemnification,  as  may be  set  forth  in  any  shareholders'  or  directors'
resolution or by contract.

     Insofar as  indemnification  for  liabilities  under the  Securities Act of
1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons  controlling  Medix pursuant to the foregoing  provisions,  Medix has been informed that in the opinion of the  Commission,  such  indemnification  is against  public  policy as  expressed  in the  Securities  Act and is  therefore unenforceable.

                            AVAILABLE INFORMATION

     We are a  reporting  company  and file our  annual,  quarterly  and current reports,  proxy  material and other  information  with the SEC.  Reports,  proxy statements and other information  concerning Medix filed with the Commission may be inspected at the Public  Reference  Room  maintained by the Commission at its office, 450 Fifth Street, N.W., Washington,  D.C. 20549. Copies of such material can be obtained from the Public  Reference  Room of the  Commission at 450 Fifth
Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information  about the Public reference room in Washington,  D.C. by calling the
SEC at  1-800-SEC-0330.  Our SEC filings are also available at the SEC's Website at "http://www.sec.gov".

     We have filed a  registration  statement  under the  Securities  Act,  with respect to the securities  offered pursuant to this Prospectus.  This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance  with the rules and regulations
of  the  Commission.   For  further  information,   reference  is  made  to  the
registration  statement and the exhibits  filed as a part thereof,  which may be found at the locations and Website referred to above.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to  "incorporate by reference"  information  that we file with them,  which means that we can  disclose  important  information  to you by
referring  you  to  the  documents   filed  with  the  SEC  that  contains  that
information.  The information  incorporated by reference is an important part of this  Prospectus,  and it is  important  that you review it before  making  your investment  decision.  We hereby  incorporate by reference the documents  listed below:

     (a)  a copy of our  Annual  Report on Form 10-K for the  fiscal  year ended
          December 31, 2001, filed with the SEC on April 1, 2002;

     (b)  a copy of our Form 10-K/A, filed with the SEC on April 5, 2002;

     (c)  a copy of our Form 10-K/A, filed with the SEC on April 15, 2002;

     (d)  a copy of our Annual  Report on Form  10-K/A for the fiscal year ended
          December  31, 2001,  as amended,  and as filed with the SEC on May 24,
          2002;

     (e)  a copy of our Quarterly  Reports on Form 10-Q for the fiscal  quarters ended March 31, 2002,  and June 30, 2002, as filed with the SEC on May
          15 and August 19, 2002;

     (f)  a copy of our definitive  Proxy  Statement for our 2002 Annual Meeting of Shareholders, filed with the SEC on September 5, 2002; and

     (g)  copies of the our Forms 8-K,  filed with the SEC on January 18,  March
          4, and March 25, April 12, May 24, June 4, June 14 (2 Forms 8-K), June
          26,  August 5, August 13,  September 16,  September 27,  September 30,
          October 11, and October 21, 2002.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange  Act,  subsequent to the date of this  Prospectus  and prior to the termination  of the offering,  shall be deemed to be  incorporated  by reference into this  Prospectus and to be a part hereof from the respective  dates of such filings.  Such documents  include,  but are not limited to, our Forms 10-K, 10-Q and 8-K and  definitive  Proxy  Statements  filed in the future.  Any  statement contained in a document  incorporated  or deemed to be incorporated by reference in this Prospectus, or made herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement  contained herein or in  any  subsequently  filed  document,  which  also  is or is  deemed  to be incorporated by reference  herein,  modifies or supersedes  such statement.  Any statement so modified or superseded  shall not be deemed,  except as so modified or superseded, to constitute a part of this Prospectus.

     We will provide  without  charge to each person,  including any  beneficial owner,  to whom a copy of this  Prospectus  is  delivered,  upon oral or written request of any such person,  a copy of any or all of the documents  incorporated herein by  reference,  other than the  exhibits to such  documents  (unless such exhibits are  specifically  incorporated by reference into the information  that this Prospectus incorporates). Requests should be directed to Investor Relations
Department,  Medix  Resources,  Inc.,  7100  E.  Belleview  Avenue,  Suite  301,
Greenwood Village,  Colorado 80111, telephone (303) 741-2045. Such documents may also be obtained or reviewed at the SEC's Website referred to above.

                                LEGAL MATTERS

     The  validity of the shares  offered  hereby is being passed upon for us by
Lyle B. Stewart, P.C. Lyle B. Stewart, P.C. has been granted options to purchase
25,000 shares of Medix common stock at an exercise price of $0.26 per share, and
Mr.  Stewart,  individually,  has been granted  options to purchase  100,000 and
75,000  shares of Medix common  stock at exercise  prices of $3.38 and $0.92 per share, respectively.

                                   EXPERTS

     The consolidated  financial statements of Medix as of December 31, 2001 and
2000,  and for each of the three  years in the period  ended  December  31, 2001 appearing  in our 2001 Form 10-K have been audited by Ehrhardt  Keefe  Steiner &
Hottman PC, independent  auditors,  as stated in their report appearing therein, and have been  incorporated  herein by reference in reliance  upon the report of such firm given upon their authority as experts in accounting and auditing.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 14. Other Expenses of Issuance and Distribution.

     The  following  is a list of the  estimated  expenses to be incurred by the
Registrant in connection with the issuance and  distribution of the Shares being registered hereby.

         -----------------------------------------------------------
         SEC Registration Fee................   $882
         -----------------------------------------------------------
         Blue Sky Filing Fees and Expenses...      0*
          -----------------------------------------------------------
         Accountants' Fees and Expenses......  2,000*
         -----------------------------------------------------------
         Legal Fees and Expenses............. 10,000*
         -----------------------------------------------------------
         Miscellaneous....................... 20,000*
                                             -------
         -----------------------------------------------------------
         TOTAL...............................$32,882*
                                             =======
         -----------------------------------------------------------

--------------------
    *  Estimated, subject to change.

     The Company will bear all of the above expenses of the  registration of the
Shares.

     Item 15. Indemnification of Directors and Officers.

            See "INDEMNIFICATION OF OFFICERS AND DIRECTORS" in the Prospectus.

     Item 16. Exhibits.

Exhibit
Number            Description
-------           -----------

5.1               Opinion of Lyle B. Stewart, Esq.

23.1              Consent of Ehrhardt Keefe Steiner & Hottman P.C.

23.2              Consent of Lyle B. Stewart, Esq. (included in Exhibit 5.1)

24.1              Power of Attorney (included on signature page)

     Item 17. Undertakings.

     A.   The undersigned Registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include  any  prospectus  required  by Section  10(a)(3) of the
     Securities Act of 1933, as amended (the "Act");

          (ii) To reflect in the  prospectus  any facts or events  arising after the  effective  date of the  Registration  Statement  (or the  most  recent post-effective amendment thereof) which,  individually or in the aggregate, represent  a  fundamental  change  in  the  information  set  forth  in the
     Registration  Statement.  Notwithstanding  the  foregoing,  any increase or decrease  in volume of  securities  offered (if the total  dollar  value of securities  offered  would not exceed  that which was  registered)  and any deviation from the low or high and of the estimated  maximum offering range may be  reflected  in the form of  prospectus  filed  with  the  Commission pursuant  to Rule  424(b) if, in the  aggregate,  the changes in volume and price  represent  no more than 20 percent  change in the maximum  aggregate offering price set forth in the "Calculation of Registration  Fee" table in the effective registration statement.

          (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the Registration  Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the  Registration  Statement  is on Form  S-3,  Form  S-8 or Form  F-3,  and the
information  required  to be  included in a  post-effective  amendment  by those paragraphs  is  contained  in periodic  reports  filed with or  furnished to the
Securities and Exchange Commission (the "Commission") by the Registrant pursuant to  Section 13 or  Section  15(d) of the  Securities  Exchange  Act of 1934,  as
amended  (the  "Exchange  Act"),  that  are  incorporated  by  reference  in the
Registration Statement.

     (2) That, for the purpose of determining  any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective  amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Insofar as indemnification  for liabilities arising under the Act may be permitted to  directors,  officers  and  controlling  persons of the  Registrant pursuant to the foregoing  provisions,  or otherwise,  the  Registrant  has been advised that in the opinion of the Commission  such  indemnification  is against public policy as expressed in the Act and is, therefore,  unenforceable.  In the event that a claim for indemnification  against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling  person of the Registrant in the  successful  defense of any action, suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered,  the Registrant will, unless in the  opinion  of its  counsel  the matter  has been  settled  by  controlling precedent,  submit to a court of appropriate  jurisdiction  the question whether such  indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the  requirements of the Securities Act of 1933, the registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-3 and has duly  caused  this  Amendment  to
Registration Statement to be signed on its behalf by the undersigned,  thereunto duly authorized, in New York, New York on October 18, 2002.

                                    MEDIX RESOURCES, INC.

                                    By:  /s/Darryl R. Cohen
                                        --------------------
                                          Darryl R. Cohen
                                          President and CEO

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has been signed below by the  following  persons in the capacities and on the dates indicated.

     Each  person  whose  signature  appears  below in so  signing  also  makes, constitutes and appoints  Darryl R. Cohen and Mark W. Lerner,  and each of them, his or her true and lawful  attorney-in-fact,  with full power of  substitution, for him in any and all  capacities,  to  execute  and cause to be filed with the
Securities and Exchange  Commission  any and all  amendments and  post-effective amendments  to this  Registration  Statement,  with  exhibits  thereto and other documents in  connection  therewith,  and hereby  ratifies and confirms all that said  attorney-in-fact  or his substitute or  substitutes  may do or cause to be done by virtue hereof.

       Signature                            Title                   Date
       ---------                            -----                   ----

/s/Darryl R. Cohen              President, Chief Executive        October 18, 2002
------------------               Officer and Director
   Darryl R. Cohen               (Principal Executive
                                  Officer)

                                Executive Vice President,         October 18, 2002
/s/Mark W. Lerner                Chief Financial Officer
-----------------                and Secretary (Principal
   Mark W. Lerner                Financial and Accounting
                                 Officer)

/s/Patrick W. Jeffries
----------------------
   Patrick W. Jeffries          Director                          October 18, 2002

/s/David B. Skinner
-------------------
   David B. Skinner             Director                          October 18, 2002

/s/Samuel H. Havens
-------------------
   Samuel H. Havens             Director                          October 18, 2002

/s/John T. Lane
---------------
   John T. Lane                 Director                          October 18, 2002

/s/John R. Prufeta
------------------
   John R. Prufeta              Director                          October 18, 2002

/s/Joan E. Herman
-----------------
   Joan E. Herman               Director                          October 18, 2002

/s/Guy Scalzi
-------------
   Guy L. Scalzi                Director                          October 18, 2002

                                  EXHIBIT INDEX
Exhibit
Number                  Description
------                  -----------

5.1               Opinion of Lyle B. Stewart, Esq.

23.1              Consent of  Ehrhardt  Keefe  Steiner & Hottman P.C.

23.2              Consent of Lyle B. Stewart, Esq.
                  (included in Exhibit 5.1)

24.1              Power of Attorney (Included on signature page)